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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY


Each person whose signature appears below constitutes and appoints Wayne R. Hellman and/or Louis S. Fisi his attorney-in-fact, with the power of substitution, for him in his capacity as director of Advanced Lighting Technologies, Inc., to sign the Form 10-K Annual Report for the fiscal year ending on June 30, 1999, and any amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

SIGNATURE                           TITLE                           DATE
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/s/  Francis H. Beam                Director                September 28, 1999
-------------------------
Francis H. Beam

/s/  John R. Buerkle                Director                September 28, 1999
-------------------------
John R. Buerkle

/s/  Theodore A. Filson             Director                September 28, 1999
-------------------------
Theodore A. Filson

/s/ Louis S. Fisi                   Director                September 28, 1999
-------------------------
Louis S. Fisi

/s/  Susuma Harada                  Director                September 28, 1999
-------------------------
Susuma Harada

/s/  Wayne R. Hellman               Director                September 28, 1999
-------------------------
Wayne R. Hellman

/s/  Alan J. Ruud                   Director                September 28, 1999
-------------------------
Alan J. Ruud

/s/  A Gordon Tunstall              Director                September 28, 1999
-------------------------
A Gordon Tunstall